CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
The Bluebook International Holding Company

We consent to the inclusion in the foregoing Amendment No. 2 to the Form SB-2 Registration Statement our report dated April 7, 2005, relating to the consolidated financial statements of The Bluebook International Holding Company and subsidiary as of December 31, 2004 and for the years ended December 31, 2004 and 2003. We also consent to the reference to our firm under the caption “Experts”.

WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
September 2, 2005